Exhibit 10.1

NON-VOTING COMMON Stock Purchase AgreemenT

This Non-Voting Common Stock Purchase Agreement (this “Agreement”) is made as of March 26, 2024 by and between Longboard Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Farallon Healthcare Partners Master, L.P., a Cayman Islands exempted limited partnership (“Purchaser”).

Whereas, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, shares of Non-Voting Common Stock of the Company, par value $0.0001 per share (“Stock”), as more fully described in this Agreement.

Now, Therefore, in consideration of the mutual promises and covenants and the terms set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Purchase and Sale of Stock. Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, 2,850,000 shares of Stock (the “Shares”) at a purchase price equal to the greater of (i) $21.00 or (ii) the closing selling price for the Company’s Voting Common Stock as quoted on the Nasdaq on the last day preceding the date of this Agreement for which such quotation exists, per Share, for an aggregate purchase price of $59,850,000 (the “Aggregate Purchase Price”). The closing of the transactions contemplated by this Agreement (the “Closing”), including payment for and delivery of the Shares, will take place as soon as reasonably practicable after the date hereof but no later than March 29, 2024 (the date on which the Closing actually occurs, the “Closing Date”) and will occur remotely via the electronic exchange of documents and signatures. At the Closing, (i) Purchaser will pay to an account designated by the Company, by wire transfer of immediately available funds, the Aggregate Purchase Price and (ii) the Company will issue a stock certificate or book entry evidencing the Shares to Purchaser.
2.
Company Representations. The Company hereby makes the following representations and warranties to Purchaser:
(a)
Organization and Qualification. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”), pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed since January 1, 2023 and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, the “SEC Reports”) and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).
(b)
Authorization of Shares. The Shares and the shares of Voting Common Stock of the Company, par value $0.0001 per share (“Common Stock”), issuable upon conversion of the Shares (the “Conversion Shares” and together with the Shares, the “Securities”), have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and, with respect to the Conversion Shares, the Company’s Certificate of Incorporation, will be validly issued, fully paid and non-assessable, and the issuance of the Shares and Conversion Shares will not be subject to any preemptive or similar rights of stockholders of the Company.
(c)
Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.
(d)
No Conflicts. The Company is not (i) in violation of its charter, bylaws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”), or (iii) in violation of or in default under any statute, law, rule, ordinance or regulation of any governmental instrumentality, except in the case of clauses (ii) and (iii), for such violations and defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, and compliance by the Company with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, violate, or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational documents of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in each case (other than with respect to such charter, bylaws or similar organizational documents of the Company) for such conflicts, violations, breaches or defaults which would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
(e)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the SEC thereunder, state securities or blue sky laws, or Nasdaq.
(f)
SEC Reports; Financial Statements. The Company has timely filed the SEC Reports required to be filed by it with the SEC since January 1, 2023, pursuant to the reporting requirements of the Exchange Act. As of the date of its filing (or, if amended or superseded by a later filing made prior to the date of this Agreement, than as of the date of such later filing), each SEC Report (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Reports, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the exclusion of footnotes. The summary financial information included in the SEC Reports present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in the SEC Reports. Except as set forth in the SEC Reports, there are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company that would reasonably be expected to have a Material Adverse Effect on the Company.
(g)
Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate of the Company, except pursuant to existing Company stock option plans. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed prior to the date that this representation is made.
(h)
Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company, any of its subsidiaries or any of their respective directors and officers that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries or any of their respective directors and officers which would, if there were an unfavorable decision, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(i)
No Placement Agent Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
(j)
Not an Investment Company. The Company is not, and will not be, immediately after receipt of payment for the Shares, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(k)
Disclosure. The Company confirms that it has not provided, and none of its officers or directors nor any other person acting on its or their behalf has provided, the Purchaser or its agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of this Agreement and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company as contemplated by Section 5(a) hereof. The Company understands and acknowledges that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.
(l)
Listing. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed for trading on the Nasdaq Stock Market, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC Commission or the Nasdaq Stock Market is contemplating terminating such registration or listing. The Company is, and immediately following the Closing will be, in compliance with all applicable listing requirements of the Nasdaq Stock Market.
(m)
Outstanding Shares. As of March 22, 2024, the Company had outstanding 33,596,494 shares of Voting Common Stock and 2,420,755 shares of Non-Voting Common Stock.
3.
Investment Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:
(a)
Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other person or entity regarding the sale or distribution of the Securities except as would not result in a violation of the Securities Act. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the Securities Act.
(b)
Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed in this Agreement.
(c)
Purchaser further acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless the Securities are registered, such registration is not required in the opinion of counsel for the Company, or the Securities are sold or transferred pursuant to Rule 144 under the Securities Act. Purchaser is familiar with the provisions of Rule 144 under the Securities Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser further understands that at the time Purchaser wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser may be precluded from selling the Securities under Rule 144 even if the minimum holding period requirement had been satisfied.
(d)
Purchaser further warrants and represents that Purchaser (i) is an “accredited investor” within the meaning of Rule 501 of the Securities Act and (ii) has the capacity to protect Purchaser’s own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of Purchaser. Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Securities, that have been requested by Purchaser, including, without limitation, the SEC Reports, and Purchaser has had the opportunity to review the SEC Reports. Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Agreement.
(e)
Purchaser acknowledges Purchaser has had an opportunity to consult Purchaser’s own tax, legal and financial advisors regarding the purchase of the Shares under this Agreement.
(f)
Purchaser acknowledges and agrees that in making the decision to purchase the Shares under this Agreement, Purchaser has not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, other than the SEC Reports and such representations, warranties, and covenants of the Company as are expressly provided in this Agreement.
(g)
Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.
(h)
If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.
4.
Restrictive Legends. All certificates representing the Securities will have endorsed thereon legends in substantially the following forms:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, OR (III) RULE 144 UNDER THE SECURITIES ACT.”

Any legend required by applicable blue sky laws.

Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from any Shares or Conversion Shares issued to such Purchaser (i) following any sale, or certification by Purchaser of the expected sale, of such Shares or Conversion Shares pursuant to Rule 144 under the Securities Act, or (ii) if such Shares or Conversion Shares are eligible for sale under Rule 144 under the Securities Act following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof and Purchaser is not an affiliate of the Company, in each case, following receipt from Purchaser of an appropriate certification to such effect.

5.
Covenants.
(a)
Securities Law Disclosure. Not later than 9:00 a.m. New York City time on the first business day following the Closing Date, the Company shall issue a press release or file a Current Report on Form 8-K (the “Disclosure Document”) describing the material terms of the transactions contemplated by this Agreement. The Company hereby represents and warrants that from and after the issuance of the Disclosure Document, none of the Purchaser and its affiliates and representatives shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, or employees or agents, that is not disclosed in the Disclosure Document.
(b)
Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Shares remain convertible, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares pursuant to the Company’s Certificate of Incorporation.
(c)
Nasdaq Qualification. Promptly following the Closing, the Company shall cause the Conversion Shares to be duly authorized for listing by the Nasdaq Stock Market, subject to official notice of issuance, to the extent required by the rules of the Nasdaq Stock Market.
(d)
Expenses. Each of the Company and Purchaser shall be liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.
(e)
Ownership. Purchaser agrees that neither Purchaser, nor any of its affiliates who are required to aggregate beneficial ownership with Purchaser for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (“Section 13 affiliates”), shall beneficially own more than 19.99% of the Voting Common Stock, calculated as if all shares of Non-Voting Common Stock held by Purchaser and its Section 13 affiliates may be converted without regard to the Beneficial Ownership Limitation (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect as of the date hereof). The foregoing restriction shall lapse at such time as Purchaser and its Section 13 affiliates beneficially own less than 10.00% of the Voting Common Stock, calculated in the manner specified in the preceding sentence.
6.
Miscellaneous.
(a)
Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party to this Agreement at such party’s address set forth on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.
(b)
Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, and Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.
(c)
Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.
(d)
Attorneys’ Fees. The prevailing party in any suit or action hereunder will be entitled to recover from the losing party all costs incurred by it in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.
(e)
Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court in the State of Delaware.
(f)
Further Execution. The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable.
(g)
Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that, in addition to any other remedies available at law or in equity, each of the Company and the Purchaser shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court having jurisdiction, in each case without proof of actual damages and without a requirement to secure or post any bond in connection therewith.
(h)
Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.
(i)
Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
(j)
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

(k)
Waiver of Conflicts. Purchaser acknowledges that Cooley LLP, outside counsel to the Company, may have in the past performed and may now or in the future represent Purchaser or its affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of Purchasers or its affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley LLP inform Purchaser of this representation and obtain their consent. Cooley LLP has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. Purchaser hereby (a) acknowledges that it has had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the Financing, Cooley LLP has represented solely the Company, and not Purchaser or any stockholder, member, director, or employee of Purchaser; and (c) gives its informed consent to Cooley LLP’s representation of the Company in the Financing.
(l)
Counterparts. This Agreement (including any schedules and/or exhibits hereto or thereto) may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Non-Voting Common Stock Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

COMPANY:

Longboard Pharmaceuticals, Inc.

By:	/s/ Kevin R. Lind

	Name:	Kevin R. Lind
	Title:	President and Chief Executive Officer

Address:	4275 Executive Square, Suite 950 La Jolla, California 92037

PURCHASER:

Farallon Healthcare Partners Master, L.P.

By:	/s/ Philip Dreyfuss

	Name:	Philip Dreyfuss
	Title:	Authorized Signatory

Email:

Address:	One Maritime Plaza, Suite 2100 San Francisco, California 94111